AMENDMENT NO. 2 TO MASTER CUSTODIAN AGREEMENT

Amendment No. 2, effective December 8, 2003, to the Master Custodian Agreement dated May 8, 2001, as amended May 10, 2002, by and between State Street Bank and Trust Company (the “Custodian”) and each of the entities set forth on Appendix A hereto (each, a “Fund”) (the “Agreement”).

Pursuant to Section 16 and in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to replace in its entirety Appendix A of the Agreement with Appendix A attached hereto.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the 8th day of December, 2003.

EACH OF THE ENTITIES SET FORTH ON APPENDIX A ATTACHED HERETO

By:	/s/ Kevin M. Carome
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

APPENDIX A

To

Master Custodian Agreement dated as of May 8, 2001,

as amended, May 10, 2002, and December 8, 2003

between State Street Bank & Trust Company and INVESCO Funds

REGISTERED INVESTMENT COMPANY	FUNDS
AIM Counselor Series Trust	INVESCO Advantage Health Sciences Fund INVESCO Multi-Sector Fund

AIM Combination Stock & Bond Funds	INVESCO Core Equity Fund INVESCO Total Return Fund

AIM International Mutual Funds	INVESCO International Core Equity Fund

AIM Sector Funds	INVESCO Energy Fund INVESCO Financial Services Fund INVESCO Gold & Precious Metals Fund INVESCO Health Sciences Fund INVESCO Leisure Fund INVESCO Technology Fund INVESCO Utilities Fund

AIM Stock Funds	INVESCO Dynamics Fund INVESCO Mid-Cap Growth Fund INVESCO Small Company Growth Fund INVESCO S&P 500 Index Fund

INVESCO Variable Investment Funds, Inc.

INVESCO VIF – Core Equity Fund

INVESCO VIF – Dynamics Fund

INVESCO VIF – Financial Services Fund

INVESCO VIF – Growth Fund

INVESCO VIF – Health Sciences Fund

INVESCO VIF – High Yield Fund

INVESCO VIF – Leisure Fund

INVESCO VIF – Real Estate Opportunity Fund

INVESCO VIF – Small Company Growth Fund

INVESCO VIF – Technology Fund

INVESCO VIF – Telecommunications Fund

INVESCO VIF – Total Return Fund

INVESCO VIF – Utilities Fund